UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2024
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2024, the board of directors of Arvinas, Inc., a Delaware corporation (the “Company”), appointed Andrew Saik as the Company’s chief financial officer, treasurer and principal financial officer, effective June 24, 2024. Randy Teel, Ph.D., the Company’s chief business officer, had been serving in these roles in an interim capacity while the Company undertook a search to identify the Company’s next permanent chief financial officer, treasurer and principal financial officer.
Mr. Saik, age 54, has more than 20 years of biopharmaceutical finance experience, most recently serving as chief financial officer at Intercept Pharmaceuticals, Inc. (“Intercept”), from June 2021 to June 2024, where he also managed investor relations and communications functions through multiple Phase 3 data releases. Prior to Intercept, from 2020 to 2021, Mr. Saik was chief financial officer of Vyne Therapeutics, Inc. (“Vyne”) where he led a buildout of the company’s finance department in the United States, renegotiated debt obligations to provide the company with enhanced financial flexibility and helped raise over $135 million to fund operations. Prior to joining Vyne, Mr. Saik held chief financial officer positions at PDS Biotechnology, Corp. (formerly Edge Therapeutics Inc.) from 2017 to 2020, Vertice Pharma, LLC from 2015 to 2017, and Auxilium Pharmaceuticals, Inc. from 2014 to 2015. Prior to Auxilium, from 2013 to 2014, he was senior vice president, finance and treasurer at Endo Health Solutions, Inc., where he helped complete the acquisition of Paladin Labs and restructured $3 billion of debt into a new corporate structure. Mr. Saik holds an M.B.A. from the University of Southern California and a Bachelor of Arts from the University of California, Los Angeles.
In connection with Mr. Saik’s appointment, the Company entered into an employment agreement with Mr. Saik which provides for Mr. Saik’s at-will employment for an indefinite term (the “Employment Agreement"). Pursuant to the Employment Agreement, Mr. Saik will receive a base salary of $525,000 a year and will have a performance-based, annual cash bonus target of up to 45% of his base salary. Effective June 24, 2024, Mr. Saik was granted options to purchase 94,418 shares of the Company’s common stock (the “Options”) and 61,409 restricted stock units (the “RSUs”). The Options and RSUs were granted consistent with Nasdaq Listing Rule 5635(c)(4), and not pursuant to the Company’s 2018 Stock Incentive Plan. The Options have an exercise price equal to the closing price of the Company’s common stock on the date of grant and will vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the date of grant and the remaining 75% of the underlying shares vesting in equal monthly installments thereafter. The RSUs will vest over a four-year period, with 25% vesting on each one-year anniversary of the date of grant.
The Employment Agreement may be terminated as follows: (1) upon the death or “disability” (as disability is defined in the Employment Agreement); (2) at the Company's election, with or without “cause” (as cause is defined in the Employment Agreement); and (3) at Mr. Saik's election, with or without “good reason” (as good reason is defined in the Employment Agreement). In the event of the termination of Mr. Saik's employment by the Company without cause, or by Mr. Saik for good reason prior to, or more than 12 months following, a “change in control” (as change in control is defined in the Employment Agreement), Mr. Saik is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in the Company's favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with the Company, Mr. Saik is entitled to (1) continued payment of his base salary, in accordance with the Company's regular payroll procedures, for a period of nine months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to nine months following his date of termination.
In the event of the termination of Mr. Saik's employment by the Company without cause, or by Mr. Saik for good reason within 12 months following a change in control, Mr. Saik is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in the Company's favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with the Company, Mr. Saik is entitled to (1) continued payment of his base salary, in accordance with the Company's regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.
If Mr. Saik's employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, the Company's obligations under the Employment Agreement cease immediately, and he is only entitled to the accrued obligations.
In addition, the Company will enter into an Indemnification Agreement with Mr. Saik, the terms of which are consistent with the form of Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A (File No. 333-227112) filed with the SEC on September 14, 2018.
There is no arrangement or understanding between Mr. Saik and any other person pursuant to which Mr. Saik was appointed as the Company’s chief financial officer, treasurer and principal financial officer. There are no family relationships between Mr. Saik and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 24, 2024	By:	/s/ John Houston, Ph.D.
John Houston, Ph.D. President and Chief Executive Officer